SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: October 15, 2003

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

000-49802 (Commission File Number)
DELAWARE (State or other jurisdiction of incorporation or organization)		77-0467272 (I.R.S. Employer Identification No.)

970 University Avenue

Los Gatos, CA 95032

(Address of principal executive offices, with zip code)

(408) 317-3700

(Registrant’s telephone number, including area code)

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

99.1

Press release dated October 15, 2003 by Netflix, Inc.

Item 12.    Results of Operations and Financial Condition.

The information provided in this Report is being furnished under Item 12 of Form 8-K and in accordance with SEC release 33-8216.

On October 15, 2003, Netflix, Inc. announced its financial results for the fiscal quarter ended September 30, 2003. The press release, which has been attached as Exhibit 99.1, discloses certain financial measures, in particular, non-GAAP net income and free cash flow, that may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measures.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETFLIX, INC.

Date: October 15, 2003	By:	/s/ BARRY MCCARTHY
Barry McCarthy Chief Financial Officer

NETFLIX, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated October 15, 2003.